UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 13, 2009

FRESHWATER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-140595

(Commission File Number)

98-0508360

(IRS Employer Identification No.)

30 Denver Crescent, Suite 200, Toronto, Ontario Canada M2J 1G8

(Address of principal executive offices and Zip Code)

(416) 490-0254

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 13, 2009, we terminated a Distribution Agreement with Watergeeks Laboratories Inc. that we had originally signed on October 9, 2008. Pursuant to the Distribution Agreement and because of the termination, we have also cancelled and returned to treasury the 30,000,000 common shares that were being held in escrow pending the outcome of our Due Diligence review.

The Distribution Agreement has been replaced in our business plan in part by the significant resources immediately required to execute the joint venture agreement with ELCE International Corp signed on January 25, 2009, pursuant to which we have agreed to jointly market , sell or rent certain water activation products manufactured by ELCE

2

Watergeeks’ “Green Products” are compatible with our commitment to represent only ecologically friendly products and remain of interest to us. We intend to enter into new negotiations with Watergeeks Laboratories to pursue a modified agreement that is within the our current capabilities. We intend to seek an agreement with Watergeeks in which there will be no fixed commitment for us to purchase minimum amounts of inventory.

We also intend to seek out other opportunities for the distribution of products that will enhance our company’s overall product offerings.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

10.1         Distribution Agreement with Watergeeks Laboratories Inc., dated October 9, 2008 and filed as an exhibit to our Form 8-K on October 10, 2008

10.2        Extension Agreement to Distribution Agreement with Watergeeks Laboratories Inc., dated December 31, 2008 and filed as an exhibit to our Form 8-K on January 6, 2009

10.3         Joint Venture Agreement with ELCE International Corp, dated January 25, 2009 and filed as an exhibit to our Form 8-K on February 10, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESHWATER TECHNOLOGIES, INC.

By: /s/ Max Weissengruber

Max Weissengruber
President, CEO and director
Dated: February 18, 2009